Exhibit 4.24

                               FIFTH AMENDMENT TO
                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-E

      The undersigned, desiring to amend its Amended and Restated Certificate of Limited Partnership pursuant to the Oklahoma Revised Uniform Limited Partnership Act, as amended, 54 O.S. ss.301 et seq. (Supp.1999) (the "Act"), does hereby state:

      1. The name of the limited partnership is Geodyne Energy Income Limited Partnership I-E (the "Partnership").

      2. The dates of filing the Certificate of Limited Partnership and all amendments thereto are as follows:


      Name  Date
      Agreement and Certificate of Limited Partnership        3/11/86
      Amended and Restated Agreement and Certificate of
            Limited Partnership                               9/11/86
      First Amendment to Amended and Restated Agreement
            and Certificate of Limited Partnership            2/9/87
      Second Amendment to Amended and Restated Agreement
            and Certificate of Limited Partnership            5/15/87
      Third Amendment to Amended and Restated Agreement
            and Certificate of Limited Partnership            8/24/87
      Fourth Amendment to Amended and Restated Agreement
            and Certificate of Limited Partnership            11/24/87
      Amended and Restated Certificate of Limited Partnership 3/10/89 First Amendment to Amended and Restated Certificate
            of Limited Partnership                            2/25/93
      Second Amendment to Amended and Restated Certificate
            of Limited Partnership                            7/19/96
      Third Amendment to Amended and Restated Certificate
            of Limited Partnership                            12/29/99
      Fourth Amendment to Amended and Restated Certificate
            of Limited Partnership                            11/21/01

3. The Fourth Amendment to Amended and Restated Certificate of Limited Partnership dated November 14, 2001, and filed with the Oklahoma Secretary of State on November 21, 2001, stated that the latest date upon which the limited partnership is to dissolve is December 31, 2003. Pursuant to its terms, the Amended and Restated Certificate and Agreement of Limited Partnership dated September 10, 1986 (the "Partnership Agreement") was amended on November 18, 2003, to state that the latest date upon which the Partnership is to dissolve is December 31, 2005, provided that the General Partner may extend the term of the Partnership for up to two additional periods of two years each pursuant to the provisions of the Partnership Agreement.

      Therefore, the Amended and Restated Certificate of Limited Partnership is hereby revised to state that the latest date on which the Partnership is to dissolve is December 31, 2005, subject to extension as set forth in the Partnership's Partnership Agreement.

      Dated:  November 18, 2003.

                                          GEODYNE RESOURCES, INC.
                                          General Partner


                                          By:   //s// Dennis R. Neill
                                                ------------------------------
                                                Dennis R. Neill, President